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                                                                  Exhibit 4.10.1


                   AMENDMENT AGREEMENT NUMBER FLL-05-6-MP01-04


This Amendment Agreement Number FLL-05-6-MP01-04 ("Amendment Agreement") is made and entered into this 22nd day of March, 2006 between American Express Travel Related Services Company, Inc., having its principal place of business at American Express Tower, World Financial Center, New York, New York 10285 ("Amexco") and Regulus West LLC, a Delaware limited liability company, having its principal place of business at 860 Latour Court, Napa, California 94558 ("Company").


                                    RECITALS


 WHEREAS, Amexco and Company wish to amend certain of their understandings as set forth in the agreement executed between the parties on or about October 25, 1999, (the "Agreement").


NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements set forth below, the parties agree as follows:


                                   BACKGROUND


         A. Amexco and Company entered into the Agreement (Incorporated herein by reference and attached hereto as Exhibit 1) for remittance processing and related services as described in the Procedures Manual, attached as Exhibit A therein, and as otherwise identified in the Agreement (the "Services").


         B. Amexco and Company amended the term of the Agreement specifically section 2.01 Term, by executing that certain Amendment Agreement Number FLL-05-6-MP01-03 dated October 24, 2005 (the "Extension") (incorporated herein by reference and attached hereto as Exhibit 2). The Extension extended the term of the Agreement to March 31, 2006.


         C. Amexco and Company now desire to further amend the form of the Agreement, specifically section 2.01 Term.

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                                  AMENDED TERMS


         A. NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:


                  1. Terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in the Agreement.


                  2. Section 2.01 of the Agreement is hereby amended as follows:


                  "The initial terms of this Agreement shall commence on the Effective Date and shall continue until 12:00 midnight on September 30, 2006, unless terminated earlier pursuant to
                  Article 20 (the "Term"). (Each 12-month period commencing on the Effective Date or any anniversary of the Effective Date during the Term or any Renewal Term, a "Contract Year").


                                     GENERAL


         A. Except as otherwise modified herein, the capitalized terms used in this Amendment Agreement shall have the meaning specified in the Agreement.


         B. Except as amended herein and by the terms of all prior amendments not inconsistent with the Amendment Agreement, the remaining provisions of the Agreement shall continue in full force and effect.





IN WITNESS WHEREOF, Company and Amexco have caused this Amendment Agreement to be executed on their behalf by their duly authorized officers, as of the date first written above.



AMERICAN EXPRESS TRAVEL                              REGULUS WEST LLC
RELATED SERVICES COMPANY,
INC.


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
By:    /s/ Richard Mangini                        By:    /s/ Melissa Jacobson
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Name:  Richard Mangini                            Name:  Melissa Jacobson
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       (TYPE OR PRINT)                                   (TYPE OR PRINT)



Title: Director                                   Title: Director SVP
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Date:  March 22, 2006                             Date:  3/22/2006
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